UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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INTERPACE DIAGNOSTICS GROUP, INC.
(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE
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Supplement to Proxy Statement

For the 2017 Annual Meeting of Stockholders

to be held on SEPTEMBER 14, 2017

This supplement is dated September 13, 2017 and is first being made available to stockholders of the Company on or about September 13, 2017.

These supplemental disclosures to the definitive proxy statement on Schedule 14A filed by Interpace Diagnostics Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on August 14, 2017 (the “Proxy Statement”) are being made to update certain information regarding the Company’s Board of Directors,

The following information was disclosed in a Current Report on Form 8-K under Item 5.02 filed with the Securities and Exchange Commission by Interpace Diagnostics Group, Inc. on September 13, 2017:

On September 13, 2017, Interpace Diagnostics Group, Inc. (the “Company”) issued a press release announcing that its Board of Directors (the “Board”), on the recommendation of its Nominating Committee, elected Dr. Felice Schnoll-Sussman as a member of the Board and as a member of the Audit Committee of the Board effective immediately. Dr. Schnoll-Sussman is Associate Professor of Clinical Medicine at Weill Medical College of Cornell University and is Associate Attending Physician in Gastroenterology at New York Presbyterian Hospital.

As has been the policy with other non-employee directors, subject to approval at the Company’s 2017 Annual Meeting by the Company’s stockholders of a proposal increasing the number of shares of common stock issuable pursuant to the Company’s Amended and Restated 2004 Stock Award and Incentive Plan, Dr. Schnoll-Sussman will be granted 20,000 stock options which vest in equal amounts over a three-year period. Dr. Schnoll-Sussman will also receive an annual director’s fee of $30,000, payable quarterly in arrears.

In addition Dr. Schnoll-Sussman will be a party to the Company’s standard form of indemnification agreement which generally provides that the Company will indemnify Dr. Schnoll-Sussman to the fullest extent permitted by law, subject to certain exceptions, against expenses, judgments, fines and other amounts incurred in connection with her service as a director. Such indemnification agreement also provides for rights to advancement of expenses and contribution. The obligations of the Company under such indemnification agreement will continue after Dr. Schnoll-Sussman has ceased to serve as a director of the Company. The foregoing description of such indemnification agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the form of the Company’s indemnification agreement for its directors and executive officers, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on August 8, 2016 and is incorporated herein by reference.

There is no understanding or arrangement between Dr. Schnoll-Sussman and any other person or persons with respect to her election as director and there are no family relationships between Dr. Schnoll-Sussman and any other director or executive officer or person nominated or chosen to become a director or executive officer. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party in which Dr. Schnoll-Sussman or any member of her immediate family had, or will have, a direct or indirect material interest.

The following information was disclosed in a Current Report on Form 8-K under Item 7.01 furnished with the Securities and Exchange Commission by Interpace Diagnostics Group, Inc. on September 13, 2017:

Interpace Diagnostics Announces Appointment of New Director.

PARSIPPANY, NJ, September 13, 2017 — Interpace Diagnostics Group, Inc. (IDXG) (“Interpace” or “the Company”), a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services for improved patient diagnosis and management, announced today that that Dr. Felice Schnoll-Sussman has been elected a director of the Company and a member of the Audit Committee. Dr. Schnoll-Sussman will be a Class II director of the Company and her term will expire in 2018. She will not be the subject of a stockholder vote at this year’s annual meeting of stockholders.

Dr. Schnoll-Sussman is Associate Professor of Clinical Medicine at Weill Medical College of Cornell University and is Associate Attending Physician in Gastroenterology at New York Presbyterian Hospital. Dr. Schnoll-Sussman is the Director of the Jay Monahan Center for Gastrointestinal Health at Weill Cornell Medical College and has overall responsibility for all administrative, operational and financial aspects of the center. She is a well-known expert on various esophageal, pancreatic and intestinal disorders, including Barrett’s Esophagus. Dr. Schnoll-Sussman has her medical degree from the Mount Sinai School of Medicine and has also completed Executive Leadership Training at the Wharton School of Business.

The Company believes that with the appointment of Dr. Schnoll-Sussman to its Audit Committee, the Company will be in compliance with NASDAQ Listing Rule 5605(c)(2)(A), which requires that our Audit Committee be comprised of at least three members.

Jack E. Stover, President and CEO of Interpace Diagnostics, stated, “We are incredibly pleased that such a well-known expert in esophageal and gastrointestinal disorders has become a member of our board. We look forward to her valuable contributions as Interpace continues to transform itself for growth.”

About Interpace Diagnostics Group, Inc.

Interpace Diagnostics is a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services to evaluate the risk of cancer by leveraging the latest technology in personalized medicine for better patient diagnosis and management. The Company currently has three commercialized molecular tests; PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGenX®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay and ThyraMIR®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay. Interpace Diagnostics’ mission is to provide personalized medicine through molecular diagnostics and innovation to advance patient care based on rigorous science.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the Company’s ability to adequately finance the business, its ability to restructure its liabilities and other obligations, the market’s acceptance of its molecular diagnostic tests, its ability to retain or secure reimbursement, its ability to secure additional business and generate higher profit margins through sales of its molecular diagnostic tests, in-licensing or other means, projections of future revenues, growth, gross profit and anticipated internal rate of return on investments and its ability to maintain its NASDAQ listing. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in the Company’s filings with the SEC, including without limitation, the Annual Report on Form 10-K filed with the SEC on March 31, 2017 and the amendment on Form 10-K/A filed on April 28, 2017, the company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 12, 2017 and for the quarter ended June 30, 2017 filed with the SEC on August 10, 2017, and the Company’s Registration Statement on Form S-1 (333-218140, the “registration statement”) initially filed with the SEC on May 22, 2017. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACTS:

Interpace Diagnostics Group, Inc.

Investor Relations:

Paul Kuntz – Redchip

paul@redchip.com

SUPPLEMENTAL DISCLOSURES

These supplemental disclosures contain important additional information and should be read in conjunction with the Proxy Statement, which should be read in its entirety. The information provided in the Proxy Statement continues to apply, except as described in these supplemental disclosures. Please read this supplement and the Proxy Statement (including its annexes) carefully. To the extent information in these supplemental disclosures differs from, updates or conflicts with information contained in the Proxy Statement, the information in these supplemental disclosures is the more current information.

Except as otherwise specifically noted in this supplement, “we,” “our,” “us” and similar words in this supplement refer to Interpace Diagnostics Group, Inc. In addition, we refer to Interpace Diagnostics Group, Inc. as the “Company.” Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the Proxy Statement and this supplement, through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330.